Exhibit 20

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2004						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				7/16/2004

2	Payment Date				7/20/2004

3	Collection Period			5/30/2004	6/26/2004	28

4	Monthly Interest Period- Actual			6/21/2004	7/19/2004	29

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	—	—	—	—
7	Class A-2 Notes	405,000,000.00	—	—	—	—
8	Class A-3 Notes	545,000,000.00	432,161,433.29	38,930,293.42	393,231,139.87	0.7215250
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,784.00	$872,596,216.29	$38,930,293.42	$833,665,922.87

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	—	—	—	—
13	Class A-2 Notes	1.7700%	—	—	—	—
14	Class A-3 Notes	2.3600%	849,917.49	1.9666667	39,780,210.91	92.0494238
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		1,560,334.15		40,490,627.57

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					15,748,304.68
17	Sales Proceeds - Early Terminations					11,501,075.68
18	Sales Proceeds - Scheduled Terminations					14,645,347.04
19	Security Deposits for Terminated Accounts					196,825.00
20	Excess Wear and Tear Received					89,263.74
21	Excess Mileage Charges Received					151,028.01
22	Other Recoveries Received					724,653.14

23	Subtotal: Total Collections					43,056,497.29

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					13,997.14

27	Total Available Funds, prior to Servicer Advances					43,070,494.43

28	Servicer Advance					—

29	Total Available Funds					43,070,494.43

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					727,163.51
34	Servicing Fee Shortfall					—
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					1,560,334.15
40	Subtotal: Remaining Available Funds				40,777,996.76
41	Principal Distribution Amount (Item 59)				38,930,293.42
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					38,930,293.42
43	Amount Paid to Reserve Account to Reach Specified Balance					—
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					1,847,703.34

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2004	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		11,361,731.38
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		27,568,562.04
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		38,930,293.42

55	Remaining Available Funds (Item 40)		40,777,996.76
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		38,930,293.42

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		43,070,494.43
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		727,163.51
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		1,560,334.15

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		40,777,996.76
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		N/A

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 54 minus Item 66 and Item 67, else 0)		—

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance		0.00
71	Payment Date Advance Reimbursement		—
72	Additional Payment Advances for current period		—

73	Ending Balance of Payment Advance		0.00

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		64,217,391.30
78	Plus: Net Investment Income for the Collection Period		51,358.73

79	Subtotal: Reserve Fund Available for Distribution		64,268,750.03
80	Plus: Deposit of Excess Available Funds (Item 43)		—
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		64,268,750.03
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		51,358.73

84	Equals: Ending Reserve Account Balance		64,217,391.30

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		—

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	1,162	16,042,834.48
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(15,130,291.84)
89	Less: Excess Wear and Tear Received		(89,263.74)
90	Less: Excess Mileage Received		(151,028.01)

91	Current Period Net Residual Losses/(Gains)	1,162	672,250.89

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	7,172	7,963,987.96
94	Current Period Net Residual Losses (Item 91)	1,162	672,250.89

95	Ending Cumulative Net Residual Losses	8,334	8,636,238.85

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.53%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2004	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	833,665,924
99	Number of Current Contracts		80,341	53,242
100	Weighted Average Lease Rate		6.50%	6.28%
101	Average Remaining Term		29.38	10.43
102	Average Original Term		42.19	43.14

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	55,166	909,972,167	872,596,218
104	Depreciation/Payments		(12,663,492)	(11,361,731)
105	Early Terminations	(762)	(11,974,587)	(11,525,728)
106	Scheduled Terminations	(1,162)	(17,509,769)	(16,042,834)
107	Repurchase/Reallocation	—	—	—

108	Pool Balance - End of Period	53,242	867,824,319	833,665,924

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	52,396	820,643,239	98.44%
111	31 - 90 Days Delinquent	730	11,168,037	1.34%
112	90+ Days Delinquent	116	1,854,649	0.22%

113	Total	53,242	833,665,925	100.00%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended June 2004	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

8/20/2004	48,239,889
9/20/2004	32,594,572
10/20/2004	32,188,643
11/20/2004	41,980,992
12/20/2004	32,899,749
1/20/2005	31,113,125
2/20/2005	38,443,671
3/20/2005	59,310,714
4/20/2005	64,243,153
5/20/2005	50,874,003
6/20/2005	26,656,496
7/20/2005	36,835,542
8/20/2005	53,198,819
9/20/2005	29,942,924
10/20/2005	27,008,321
11/20/2005	34,074,147
12/20/2005	25,867,850
1/20/2006	22,111,367
2/20/2006	24,425,960
3/20/2006	21,127,663
4/20/2006	24,396,138
5/20/2006	6,656,776
6/20/2006	3,117,573
7/20/2006	15,146,545
8/20/2006	41,791,203
9/20/2006	6,012,896
10/20/2006	1,322,049
11/20/2006	1,022,514
12/20/2006	1,016,533
1/20/2007	44,637
2/20/2007	1,461

Total	833,665,925

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.